Exhibit 32.2
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Kansas City Southern de México, S.A. de C.V. (the “Company”) on Form 10-Q for the quarter ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Patrick J. Ottensmeyer, Chief Financial Officer of the Company, certify, pursuant § 906 of the Sarbanes — Oxley Act of 2002, that:
(3)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/s/ Patrick J. Ottensmeyer
Patrick J. Ottensmeyer
Chief Financial Officer

November 9, 2006
A signed original of this written statement required by Section 906 has been provided to Kansas City Southern de México, S.A de C.V. and will be retained by Kansas City Southern de México, S.A de C.V. furnished to the Securities and Exchange Commission or its staff upon request.